UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

34-1755769
(I.R.S. Employer Identification Number)

225 West Washington Street Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.375% Notes due 2020	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-179874-01

Securities to be registered pursuant to Section 12(g) of the Act:  None

Simon Property Group, L.P. (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated September 25, 2013 (the “Prospectus Supplement”) to a Prospectus dated March 2, 2012 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-179874-01), which Registration Statement was filed with the Commission on March 2, 2012 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” and “Material United States Federal Income Tax Considerations” in the Prospectus Supplement and “Description of Securities Being Offered” in the Prospectus.

Item 2.	Exhibits

Exhibit No.	Exhibit Description

4.1

Indenture dated as of November 26, 1996, by and among Simon Property Group, L.P., The Chase Manhattan Bank, as trustee, and other persons (incorporated by reference to the form of this document filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed with the Commission on October 21, 1996 (Reg. No. 333-11491)).

4.2

Thirtieth Supplemental Indenture, dated as of October 2, 2013, among Simon Property Group, L.P., The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as Trustee, and The Bank of New York Mellon, London Branch, as London paying agent, to the Indenture dated as of November 26, 1996 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on October 2, 2013).

4.3	Form of Note due 2020 (included in Exhibit 4.2 hereto).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SIMON PROPERTY GROUP, L.P.

Dated: October 2, 2013	By:	/s/ Andrew Juster
		Name:	Andrew Juster
		Title:	Executive Vice President - Treasurer